Exhibit 99.1

Radius Health Has Submitted a Marketing Authorization Application for the Investigational Drug Abaloparatide-SC for the Treatment of Postmenopausal Osteoporosis in Europe

•                  Today’s submission represents the Company’s first application to register a new medicine

•                  If approved, abaloparatide-SC would be the first new bone anabolic in Europe since 2003

•                  Company provides update on timing for NDA submission

WALTHAM, Mass., November 17, 2015 (GLOBE NEWSWIRE) — Radius Health (Nasdaq:RDUS), today announced that it has submitted a Marketing Authorization Application (MAA) for an investigational, once-daily subcutaneous injection of abaloparatide, a novel synthetic peptide. In addition to other data, the MAA is supported by clinical studies exploring the use of abaloparatide for the treatment of women with postmenopausal osteoporosis, including the pivotal 18-month ACTIVE study which enrolled 2463 women. The announcement is being made during the Company’s Investor Day meeting being held today in New York City.

“Today marks a major milestone for Radius Health with the submission of our MAA in Europe for the investigational drug abaloparatide-SC for the potential treatment of postmenopausal osteoporosis.” said Robert E. Ward, President and CEO of Radius Health. “This is the first step towards achieving our goal to make abaloparatide available to patients around the world who are suffering from the burden of osteoporosis.”

At Investor Day, Radius Management discussed the Company’s latest progress and plans for the further development and, subject to receipt of approval following positive regulatory review, commercialization of abaloparatide, RAD1901 and RAD140. A replay of the webcast of the Company’s presentation will be available on the Company’s website approximately two hours following the completion of the event.

Abaloparatide

Following the completion and reporting of the positive top line results for the Phase 3 ACTIVE trial and the first six months of ACTIVExtend, Radius has now submitted the MAA for the investigational drug abaloparatide-SC in the EU.  The Company is now turning its focus to the completion of the work streams necessary for the submission of the New Drug Application (NDA) to the FDA for the investigational drug abaloparatide-SC. For the MAA, the Company has submitted 6-month stability data for abaloparatide in accordance with European requirements. As additional data become available, they will be submitted in support of our targeted 3-year shelf life for the commercial product following receipt of regulatory approval.

In the US, the FDA requires that 12-month stability data be submitted at the time of the NDA. The 12-month time point for the abaloparatide stability samples will be reached in December 2015 and Radius expects to initiate data analysis in January 2016. To accommodate this analytic plan, the Company announced a change in the NDA submission timing to the end of the first quarter of 2016. Similar to the European submission, as additional stability data become available they will be submitted in support of Radius’ targeted 3-year shelf life for the commercial product following receipt of regulatory approval. The Company believes that the stability data supporting both the MAA submission and the planned NDA submission will be sufficient to meet the regulatory standards for approval.

Radius plans to commence a clinical evaluation for an optimized abaloparatide transdermal patch by the end of 2015.

Radius confirmed that partnership discussions regarding abaloparatide commercialization are ongoing and that the Company expects to announce a partnership by the time of first commercial launch. Radius Health’s ideal partner for abaloparatide would have experience in the development and commercialization of therapeutics to treat osteoporosis and related bone metabolic disorders.

The Company reviewed the high unmet medical need associated with osteoporosis noting that, according to the International Osteoporosis Foundation, there is an osteoporosis-related fracture every three seconds worldwide. A Mayo Clinic paper published in 2015 estimates that the number of days of hospitalization related to osteoporotic fractures is significantly greater than the days of hospitalization for myocardial infarction, stroke, or breast cancer.

RAD1901

The investigational drug RAD1901, a selective estrogen receptor degrader, is currently being studied for potential use in metastatic breast cancer. Despite the introduction of new treatment options for metastatic breast cancer patients over the past decade, there remains a significant unmet medical need and a high rate of treatment resistance across first and second line therapies. Radius believes that a once-daily oral therapy such as the investigational drug RAD1901 may hold the potential to provide an important option as a single agent for overcoming endocrine resistance and to offer a profile well suited for use in combination therapy as well. Upcoming milestones for RAD1901 are:

•                  Radius plans to provide an update on the ongoing Phase 1 dose escalation study in metastatic breast cancer patients at the San Antonio Breast Cancer Symposium in December 2015.

•                  Radius expects to initiate an additional Phase I clinical trial in metastatic breast cancer patients in the European Union in December 2015.

•                  Radius intends to commence a Phase 2b trial for low-dose RAD1901 for vasomotor symptoms in December 2015.

RAD140

The investigational drug RAD140, a nonsteroidal selective androgen receptor modulator, or SARM, is currently in preclinical development as a potential treatment for breast cancer.  The androgen receptor (AR) is highly expressed in many estrogen receptor (ER)-positive breast cancers.

•                  Radius expects to commence a Phase 1 trial for the investigational drug RAD140 after making an Investigational New Drug (IND) submission in 2016.

About Radius Health

Radius is a science-driven biopharmaceutical company developing new therapeutics for patients with advanced osteoporosis as well as other serious endocrine-mediated diseases including hormone responsive cancers. Radius’ lead development candidate is the investigational drug abaloparatide for subcutaneous injection, currently in Phase 3 development for potential use in the reduction of fracture risk in postmenopausal women with severe osteoporosis. The Radius clinical portfolio also includes an investigational abaloparatide transdermal patch for potential use in osteoporosis and the investigational drug RAD1901 for potential use in hormone driven, or hormone resistant, metastatic breast cancer, and vasomotor symptoms. www.radiuspharm.com

CONTACT:

Investor Relations

Barbara Ryan

Partner

Clermont Partners

203-274-2825

bryan@radiuspharm.com

Media

Alice Pomponio

Radius Health

617-551-4099

apomponio@radiuspharm.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the progress and timing of abaloparatide-SC in the regulatory process in Europe and the United States, the timing and sufficiency of data to meet approval requirements in Europe and the United States, expected shelf life for commercialized abaloparatide-SC, expectations regarding the timing and type of partnership for abaloparatide-SC, the unmet medical need for treatments of and the burden associated with osteoporosis, upcoming milestones for RAD1901, the timing of announcements of data from clinical trials for RAD1901, the progress and timing of clinical trials for abaloparatide-TD, RAD1901, RAD140 and the potential uses for RAD1901and abaloparatide.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have no product revenues; our need for additional funding, which may not be available; we are not currently profitable and may never become profitable; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; failure of the financial institutions in which we hold our cash and cash equivalents; market, interest, and credit risk; our dependence on the success of abaloparatide-SC, and our inability to ensure that abaloparatide-SC will obtain regulatory approval or be successfully commercialized; risks related to clinical trials, including having most of our products in early stage clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates; product candidates for which we obtain marketing approval, if any, could be subject to restrictions or withdrawal from the market and we may be subject to penalties; failure to achieve market acceptance of our product candidates; risks related to the use of our limited resources on particular product candidates and not others; delays in enrollment of patients in our clinical trials, which could delay or prevent regulatory approvals; the dependence of our drug development program upon third-parties who are outside of our control; the risk that a regulatory or government official will determine that third-parties with a financial interest in the outcome of the Phase 3 study of abaloparatide-SC affected the reliability of the data from the study; our reliance on third parties to formulate and manufacture our product candidates; failure to establish additional collaborations; our lack of experience selling, marketing and distributing products and our lack of internal capability to do so; failure to compete successfully against other drug companies; developments by competitors may render our products or technologies obsolete or non-competitive; risks related to the fact that our drugs may sell for inadequate prices or patients may be unable to obtain adequate reimbursement; the effects of product liability lawsuits on commercialization of our products; failure to comply with obligations of our intellectual property licenses; failure to protect our intellectual property or failure to secure necessary intellectual property related to abaloparatide-SC, abaloparatide-TD, RAD1901 and/or RAD140; our or our licensors’ inability to obtain and maintain patent protection for technology and products; risks related to our compliance with patent application and maintenance requirements; failure to protect the confidentiality of our trade secrets; risks related to our infringement of third parties’ rights or the costs of defending against infringement by third parties; claims of wrongful disclosure or use of trade secrets by employees’ former employers; risks associated with intellectual property litigation, including expending substantial resources and distracting personnel from their normal responsibilities; risks associated with healthcare reform; our failure to comply with healthcare laws and regulations; our exposure to claims associated with the use of hazardous materials and chemicals; as we become involved in drug commercialization, risk related to our inability to successfully manage our growth and expanded operations; risks relating to business combinations and acquisitions; our reliance on key executive officers and advisors; our inability to hire additional qualified personnel; volatility in the price of our common stock; capital appreciation is the only source of gain for our common stock; risks related to the costs and compliance initiatives associated with operating as a public company; our directors, executive officers and principal stockholders have substantial influence over us and could delay or prevent a change in control; future sales and issuances of our common stock could depress the price of our common stock; risks related to securities or industry analysts ceasing to publish research about us or publishing inaccurate or unfavorable information about us, which could cause the price of our common stock to decline; provisions in our charter documents and Delaware law that could discourage takeover attempts; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.  These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 5, 2015, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.  Any such forward-looking statements represent management’s estimates as of the date of this press release.  While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.